Exhibit 99.1
PRECISION OPTICS CORPORATION
22 EAST BROADWAY
GARDNER, MASSACHUSETTS 01440-3338
Telephone 978 / 630-1800
Telefax 978 / 630-1487
      POC:26-0328

NEWS RELEASE
FOR IMMEDIATE RELEASE	Wednesday, September 20, 2006

PRECISION OPTICS CORPORATION ANNOUNCES
ADDITIONS TO ITS SENIOR MANAGEMENT

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (OTC Bulletin Board: POCI.OB), (“Precision Optics”) today announced the appointment of Michael T. Pieniazek as Vice President and Chief Financial Officer and Brian Spies as Director of Marketing. They are expected to play key roles in Precision Optics’ ongoing plans for future growth.

Michael T. Pieniazek, Vice President and Chief Financial Officer, brings over twenty-five years of broad international financial, operational and administrative management experience having served in various senior executive positions including President, Executive Vice President and Chief Financial Officer at several publicly-traded medical device and biotechnology companies, including, Equidyne Corporation, a California-based medical device company, Organogenesis Inc. and Uromedical Diagnostic Inc. Mr. Pieniazek began his career as an auditor with PriceWaterhouseCoopers LLP (formerly Coopers & Lybrand) and is a graduate of Villanova University where he received a Bachelor of Science in Accounting. Mr. Pieniazek has extensive experience in acquisitions, managing corporate structure in growing organizations, and evaluation and execution of debt and equity financing transactions.

Brian R. Spies, Director of Marketing, brings 25 years of medical device experience including Vice President of Marketing for Astra Tech, the dental implant division of AstraZeneca, Global Team Leader of Digital OR and Visualization for Smith & Nephew Endoscopy, and Director of Geographic Expansion and Business Development for Becton Dickinson Surgical Systems.  Mr. Spies has an undergraduate degree in Engineering from the University of Texas at Austin and an MBA from Columbia University in New York City. The addition of Mr. Spies to our staff is part of a broader strategy to pursue new markets for developing products and to expand our leadership presence in endoscopic and minimally invasive visualization.

We believe these new broader skill sets in marketing, acquisitions, and financial management will facilitate corporate growth commensurate with recent and ongoing new product offerings in advanced medical instruments including LenslockTM technology and new micro-precisionTM lens applications.

About Precision Optics

Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality medical instruments, optical thin film coatings, and other advanced optical systems. The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures. The Company continues to advance products through technical innovation, including development of: the next generation (patent pending) of 3-D endoscopes; the extension of Lenslock™ technology (patent pending) to its entire line of endoscopes; instrumentation utilizing the Company’s micro-precision™ lens technology (patent pending) for optical components; assemblies and endoscopes under 1 mm. Precision Optics Corporation is registered to ISO 9001:2000, ISO 13485:2003, and CMDCAS Quality Standards, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company’s Internet Website is www.poci.com.

Forward-looking statements contained in this news release, including those related to the future success of Company’s newly released products and products under development are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; decisions by customers to place orders for the Company’s products; the risks associated with reliance on a few key customers; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills; the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2005 .
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